UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

March 26, 2010 (March 22, 2010)

(Date of earliest event reported)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2010, Geokinetics Inc. (“Geokinetics”) appointed Gottfred Langseth and Anthony Tripodo to its Board of Directors.  As previously reported, on December 3, 2009, Geokientics Inc. (“Geokinetics”) and certain of its subsidiaries entered into a definitive purchase agreement, as amended, with Petroleum Geo-Services ASA and certain of its subsidiaries (“PGS”) under which Geokinetics acquired the onshore seismic data acquisition and multi-client data library business of PGS (“PGS Onshore”) in a cash and stock transaction.  The transaction closed on February 12, 2010.  Pursuant to the terms of the purchase agreement, Geokinetics was to use its reasonable best efforts to cause two individuals nominated by PGS to Geokinetics to be appointed as members of Geokinetics’ Board of Directors, subject to certain additional requirements.   Messrs. Langseth and Tripodo were PGS’s nominees and will serve as  directors for a term expiring at Geokinetics’ next annual meeting of stockholders, at which time it is expected that they will be nominated for election to a full term on the Board of Directors, or until their successors are elected and qualified.  Neither Messrs. Langseth nor Tripodo is currently expected to be named to any committees of the Board of Directors of Geokinetics.

On March 22, 2010, Geokinetics and Mark A. Hess, Vice President and Chief Accounting Officer, mutually agreed that Mr. Hess would leave Geokinetics to pursue other opportunities, effective immediately.

On March 22, 2010, Geokinetics also entered into employment agreements with Scott A. McCurdy, Geokinetics’ current Senior Vice President and Chief Financial Officer, and Lee Parker, Geokinetics’ current Executive Vice President of Operations.

Mr. McCurdy’s employment agreement provides for an annual base salary of $275,040 and a discretionary bonus with a target of 60% of his base salary.  If Geokinetics terminates Mr. McCurdy’s employment without cause, Mr. McCurdy is entitled to twelve months’ severance pay.  Additionally, if Mr. McCurdy’s employment with Geokinetics is severed for any reason within three years of the date of the agreement, the restricted stock awarded on July 29, 2009 will automatically vest.  The employment agreement provides that Mr. McCurdy is not entitled to severance pay if his employment is terminated due to death, disability, his resignation, or termination for cause, unless Geokinetics advises Mr. McCurdy of its intention to enforce certain non-compete obligations.  In the event Geokinetics undergoes a change in control resulting in a reduced salary or job function, Mr. McCurdy has the right to resign from Geokinetics within six months of the date of event, in addition to receiving twelve months’ salary and certain additional equity vesting provisions.   The agreement also contains various non-compete and non-solicitation provisions.

Mr. Parker’s employment agreement provides for an annual base salary of $285,000 and a discretionary bonus with a target of 66% of his base salary.  If Geokinetics terminates Mr. Parker’s employment without cause, Mr. Parker is entitled to twelve months’ severance pay.  Additionally, if Mr. Parker’s employment with Geokinetics is severed for any reason within three years of the date of the agreement, the restricted stock awarded on July 29, 2009 will automatically vest.  The employment agreement provides that Mr. Parker is not entitled to severance pay if his employment is terminated due to death, disability, his resignation, or termination for cause, unless Geokinetics advises Mr. Parker of its intention to enforce certain non-compete obligations.  In the event Geokinetics undergoes a change in control resulting in a reduced salary or job function, Mr. Parker has the right to resign from Geokinetics within six months of the date of event, in addition to receiving twelve months’ salary and certain additional equity vesting provisions.   The agreement also contains various non-compete and non-solicitation provisions.

The foregoing summaries of the employment agreements for Messrs. McCurdy and Parker are qualified in their entirety by reference to the employment agreements, which will be filed as exhibits to Geokinetics’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

SECTION 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On March 22, 2010, Geokinetics issued a press release announcing that Mark A. Hess, Vice President and Chief Accounting Officer, was leaving Geokinetics, effective immediately.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

On March 23, 2010, Geokinetics issued a press release announcing the appointment to the Board of Directors of Messrs. Langseth and Tripodo.  A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SECTION 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated March 22, 2010, announcing departure of Mark A. Hess, Vice President and Chief Accounting Officer.

99.1	Press Release dated March 23, 2010, announcing appointment to Board of Directors of Messrs. Langseth and Tripodo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

March 26, 2010	By:	/s/ Scott A. McCurdy
Scott A. McCurdy
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

(d) Exhibits:

99.1	Press Release dated March 22, 2010, announcing departure of Mark A. Hess, Vice President and Chief Accounting Officer.

99.1	Press Release dated March 23, 2010, announcing appointment to Board of Directors of Messrs. Langseth and Tripodo.